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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Witness Systems, Inc. on Amendment No. 2 to Form S-3/A of our report on Eyretel plc and its subsidiaries dated June 4, 2003, appearing in the Current Report on Form 8-K/A of Witness Systems, Inc. for the period ended March 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Crawley, United Kingdom
July 29, 2004

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INDEPENDENT AUDITORS' CONSENT